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                                                      SCHEDULE A TO EXHIBIT 10.3

     The following individuals entered into Split-Dollar Agreements with the subsidiaries of Park National Corporation ("Park") identified below which are identical to the Split-Dollar Agreement, dated May 17, 1993, between William T. McConnell, Chairman of the Executive Committee of the Board of Directors and a Director of each of Park and The Park National Bank ("Park National Bank") and Park National Bank filed as Exhibit 10(f) to Park's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (File No. 0-18772):

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
Name and Positions Held With Park                           Subsidiary of Park
         and/or Principal              Date of Split-       which is Party to
       Subsidiaries of Park           Dollar Agreement    Split-Dollar Agreement
----------------------------------   ------------------   ----------------------
C. Daniel DeLawder - Chairman of     May 26, 1993         Park National Bank
the Board, Chief Executive Officer
and a Director of each of Park and
Park National Bank; a Director of
The Richland Trust Company; a
Director of Second National Bank;
a Member of the Advisory Board of
the Fairfield National Division of
Park National Bank

John W. Kozak - Chief Financial      June 2, 1993         Park National Bank
Officer of Park; Senior Vice
President and Chief Financial
Officer of Park National Bank; a
Director of Century National Bank

William A. Phillips - a Director     May 22, 1998         Century National Bank
of Park; Chairman of Board and a
Director of Century National Bank

David L. Trautman - President,       September 23, 1993   Park National Bank
Secretary and a Director of Park;
President and a Director of Park
National Bank; Chairman of the
Board and a Director of The
First-Knox National Bank of Mount
Vernon; a Director of United Bank,
N.A.
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